UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 17, 2008

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2008, Javo Beverage Company, Inc. (the “Company”) entered into an agreement (the “Agreement”) to (i) amend certain terms of the Senior Convertible Promissory Notes issued by the Company in an original aggregate principal amount of $21,000,000 on December 15, 2006 (the “Existing Promissory Notes”) and (ii) waive certain provisions of the Securities Purchase Agreement, dated as of December 14, 2006, pursuant to which the Existing Promissory Notes were issued and certain provisions of the Series A, B and C warrants (the “Warrants”) issued thereunder.  Under the terms of the Existing Promissory Notes, as amended by the Agreement, the Company has the right, from December 17, 2008 through January 31, 2009, and under certain circumstances through 30 days thereafter, to redeem all or any portion of the Existing Promissory Notes then outstanding in cash at a price equal to 72% of the principal amount being redeemed plus any accrued and unpaid interest thereon (any such redemption a “Negotiated Redemption”).  Additionally, for each Negotiated Redemption, the Company has agreed to redeem a corresponding portion of Warrants held by such Existing Investor, calculable and at a purchase price as provided in the Amendment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2008	JAVO BEVERAGE COMPANY, INC.

	By:	/s/ Richard A. Gartrell
Richard A. Gartrell
Chief Financial Officer